Exhibit 4.3

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor to such Guarantor under the Indenture referred to below) has, jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 27, 2016 (the “Indenture”) among SAExploration Holdings, Inc., (the “Company”), the Guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee, and the Noteholder Collateral Agent (the “Trustee”) (a) the due and punctual payment of the principal of, premium, if any, and interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest, to the extent permitted by applicable law, on overdue principal of and overdue interest on the Notes, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture, and the limitations thereon, are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

This Note Guarantee shall be governed by and construed in accordance with the law of the State of New York.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature Page Follows]

SAEXPLORATION SUB, INC., as a Guarantor

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION, INC., as a Guarantor

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SEISMIC SERVICES (US), LLC, as a Guarantor

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

NES, LLC, as a Guarantor

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

[Signature Page to Notation of Guarantee]